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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





                                 Date of Report
                (Date of earliest event reported):  August 15, 1996


                            SUN HEALTHCARE GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                   Delaware              1-12040              85-0410612
- --------------------------------------------------------------------------------
          State or other jurisdiction   Commission            IRS Employer
               of incorporation         File Number        Identification No.


                                101 Sun Lane, N.E.
                           Albuquerque, New Mexico 87109
                     ----------------------------------------
                     (Address of Principal Executive Offices)


                         Registrant's Telephone Number,
                       Including Area Code:  (505) 821-3355


               This Current Report on Form 8-K consists of __ pages.


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          On August 15, 1996, a wholly owned subsidiary of Sun Healthcare Group, Inc. ("Sun") purchased certain accounts receivable, inventory, and fixed assets and assumed liabilities under certain contracts and leases from BDO Dunwoody Limited, in its capacity as Court appointed Receiver and Manager of International Managed Health Care, Inc. for $4,175,000 Canadian Dollars ($3,051,000 U.S. Dollars as of August 15, 1996). On that date, International Managed Health Care, Inc. operated multi-disciplinary rehabilitation facilities providing physical treatment and psychological and vocational rehabilitation therapy services.

          The above acquisition was financed by borrowings under Sun's revolving line of credit with NationsBank of Texas, N.A. as administrative lender.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          As of the date of this report, it is impracticable to provide the required financial statements and pro forma financial information for the acquisition described above as required by the Securities and Exchange Commission rules and regulations. The Company intends to file such required financial statements and pro forma financial information as an amendment to this Form 8-K as soon as practicable, but not later than sixty days after the report on Form 8-K must be filed.

ITEM 7(C).  EXHIBITS.

Exhibit 2.1  Agreement of purchase and sale between BDO Dunwoody
Limited, in its capacity as Court appointed Receiver and Manager of International Managed Health Care, Inc. and Columbia Centre for
Rehabilitation, Inc.

Exhibit 2.2 Agreement amending agreement of purchase and sale between BDO Dunwoody Limited, in its capacity as Court appointed Receiver and Manager of International Managed Health Care, Inc. and Columbia Centre for Rehabilitation, Inc.

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, Sun Healthcare Group, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  August 29, 1996                     SUN HEALTHCARE GROUP, INC.

                                           /s/ Robert D. Woltil*
                                          ------------------------------------
                                          Robert D. Woltil
                                          Senior Vice-President of Financial
                                          Services and Chief Financial Officer

* Signing on the behalf of the Registrant and as principal financial officer.